EXHIBIT 10.3


                         AGREEMENT FOR SALE AND PURCHASE
                               OF BUSINESS ASSETS



DATE:              April 30, 2003


PARTIES:          INTERNET VENTURES OREGON, INC.
                  an Oregon corporation

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                                                                      ("Seller")
                  IVI COMMUNICATIONS, INC
                  a(n) Nevada Corporation

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                                                         ("Selling Shareholder")
                  PRIME TIME VENTURES LLC
                  an Oregon Limited Liability Company
                  P.O. Box 968
                  Medford, OR 97501

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                                                                       ("Buyer")


RECITALS:

         A. Seller owns and operates various internet service provider ("ISP") businesses engaged in the provision of internet service to individual and business customers, including "Infostructure" in Ashland, Oregon, "Medford Internet" in Medford, Oregon and "Klamath Falls Internet" in Klamath Falls, Oregon (hereinafter referred to collectively as "the ISPs"). Seller owns equipment, inventories, contract rights, leasehold interests, and miscellaneous assets used in connection with the operation of the ISPs.

         B. Buyer desires to acquire substantially all the assets used or useful, or intended to be used, in the operation of the ISPs, and Seller desires to sell such assets to Buyer.

         C. Selling Shareholder owns and represents 100% of the outstanding shares of Seller.



AGREEMENT:

SECTION 1.        ASSETS PURCHASED; LIABILITIES ASSUMED

         1.1 Assets Purchased. Seller agrees to sell to Buyer and Buyer agrees to purchase from Seller, on the terms and conditions set forth in this Agreement, the following assets ("Assets"):



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         1.1.1 All equipment, tools, furniture, and fixtures listed on attached
         Schedule 1.1.1, together with any replacements or additions to the equipment, etc., made before the Closing Date, as well as any other equipment, tools, furniture, and fixtures not listed on Schedule 1.1.1 but useful and necessary to the operation of the ISPs and located on the premises of the ISPs or in use by customers of the ISPs.

         1.1.2 All inventories of supplies and merchandise owned by Seller in connection with the ISPs, including but not limited to approximately 350 Samsung and Toshiba cable modems currently being leased to customers of the ISPs, together with any replacements or additions to the inventories made before the Closing Date, but excluding inventory disposed of in the ordinary course of Seller's business.

         1.1.3 All assumable equipment leases, real property leases, and other contracts listed on attached Schedule 1.1.3. Buyer and Seller will execute any assignment documents required after Closing.

         1.1.4 All of Seller's rights under customer accounts and supplier contracts to which the ISPs are a party, including those entered into in the ordinary course of business before the Closing Date.

         1.1.5 Seller's goodwill for the ISPs and the rights to Seller's assumed business names, "Infostructure," "Medford Internet" and "Klamath Falls Internet," Seller's domain names and logos associated with the ISPs, and the assigned address space for InfoStructure, which address is 69.9.128.0/19.

         1.1.6 All prepaid and deferred items of Seller, including without limitation prepaid rent and deposits relating to the ISPs.

         1.1.7 All customer lists, supplier lists and other business records relating to the ISPs.

         1.1.8 All assignable rights, if any, to all telephone and fax lines and numbers used in the conduct of the ISPs, including without limitation those listed on Schedule 1.1.8.



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         1.2 Liabilities Assumed. Buyer shall accept the assignment and assume responsibility for (1) all customer service contracts, including prepaid service contracts, which are not terminated prior to Closing Date; and (2) all of Seller's obligations under the facilities leases, equipment leases and circuit agreements listed on Schedule 1.1.3. Any and all obligations and liabilities of Seller not described in this Section 1.2, including but not limited to any and all accounts payable in existence on the Closing Date and any contract termination fees payable by Seller as of the Closing Date, shall remain and be the obligations solely of Seller and shall not be assumed by Buyer. Schedule 1.2 contains a list of all accounts payable in existence and how those accounts will be paid by Seller as of Closing. Seller and Selling Shareholder shall indemnify and hold Buyer free and harmless against any and all liabilities and obligations not expressly assumed by Buyer under this Agreement and which pertain to the assets being purchased by Buyer hereunder.

SECTION 2.        EXCLUDED ASSETS

         Excluded from this sale and purchase are Seller's accounts receivable for the ISPs up to the date of Closing, as set forth in more detail in Section 4.4, the inventory located at Bear Creek Storage unit H339, and Seller's cash on hand as of Closing.

SECTION 3.        PURCHASE PRICE FOR ASSETS

         3.1 PURCHASE PRICE; ALLOCATION. The purchase price for the Assets shall be FIVE HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($550,000.00) (the "Purchase Price"). The entire amount of the Purchase Price, after reduction for the credits to Buyer described below, shall be allocated to the hard assets of the ISPs.



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         3.2      BUYER'S CREDITS AGAINST PURCHASE PRICE.

                  3.2.1 PREPAID SERVICE CONTRACTS. Buyer shall receive a credit against the Purchase Price equal to the amount of Seller's prepaid service contracts for the ISPs in the approximate amount of FORTY-NINE THOUSAND ONE HUNDRED THIRTY FIVE and 00/100 DOLLARS ($49,135.00). Both parties recognize and agree that the amount of this credit may change between the date of this Agreement and Closing, depending on the actual value of the prepaid service contracts.

                  3.2.2 AFN EQUIPMENT DEPOSITS. Buyer shall also receive a credit against the Purchase Price in the amount of EIGHT THOUSAND THREE HUNDRED FIFTY and 00/100 DOLLARS ($8,350.00) for the customer deposits paid on the rental of modems (334 rental accounts at $25.00 each) and which Buyer will be responsible for returning to the customers upon return of the modems.

          The balance of the Purchase Price, approximately FOUR HUNDRED NINETY TWO THOUSAND FIVE HUNDRED FIFTEEN and 00/100 DOLLARS ($492,515.00) after application of the credits for the prepaid service contracts and AFN Equipment deposits described above, shall be payable in cash at Closing.






SECTION 4.        ADDITIONAL AGREEMENTS AND OBLIGATIONS.

         4.1 NONCOMPETITION AGREEMENT. At Closing, Buyer, Seller and Selling Shareholder shall execute the Noncompetition Agreement attached hereto as
Schedule 4.

         4.2 ASSIGNMENT OF ACCOUNTS RECEIVABLES. At Closing, Buyer shall execute an assignment of any and all accounts receivable in existence as of Closing.

         4.3 CONSULTING OBLIGATION. Seller, at no cost to Buyer, also agrees to make its technicians and other employees reasonably available to Buyer for consultation regarding future operations of the ISPs for a period of thirty (30) days following Closing.

         4.4 COLLECTION OF ACCOUNTS RECEIVABLES. A schedule of Seller's accounts receivables, including closed and/or suspended accounts, resulting from business accrued for the period ending as of the close of business on the day before Closing is attached hereto as Schedule 4.4. For a period of sixty (60) days from the date of Closing, Buyer will collect all payments received by Seller on the accounts identified on Schedule 4.4 and will remit said payments to Seller within seven (7) days of receipt thereof by Buyer. The obligation of Buyer under this provision is to collect such accounts receivable in the ordinary and normal course of business and does not extend to the institution of litigation, employment of counsel or other collection agents, or extraordinary means of collection. Buyer shall have no obligation to collect Seller's accounts receivable after sixty (60) days from the date of Closing, at which time any such accounts receivable, including but not limited to closed and/or suspended accounts, which remain uncollected shall become the property of Buyer and Buyer shall have the right, if it so desires, to continue any collection efforts in connection with such accounts and any amounts received thereon shall be for the account of Buyer, not Seller.



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SECTION 5.        ADJUSTMENTS

         NONCOMPETITION AGREEMENT

         Except for those liabilities specifically assumed by Buyer under this Agreement, the operation of the ISPs and related income and expenses up to the close of business on the day before the Closing Date shall be for the account of Seller and thereafter for the account of Buyer. Expenses, including but not limited to utilities, personal property taxes, and real property taxes, if any, shall be prorated between Seller and Buyer as of the close of business on the Closing Date, the proration to be made and paid, insofar as reasonably possible, on the Closing Date, with settlement of any remaining items to be made within sixty (60) days following Closing.


SECTION 6.  SELLER'S AND SELLING SHAREHOLDER'S REPRESENTATIONS AND WARRANTIES

         Seller and Selling Shareholder represent and warrant to Buyer as follows:

         6.1 CORPORATE EXISTENCE. Seller is now and on the Closing Date will be a corporation duly organized and validly existing under the laws of the state of Oregon. Seller has all requisite corporate power and authority to own, operate, and/or lease the Assets, as the case may be, and to carry on its business as now being conducted.

         6.2 AUTHORIZATION. The execution, delivery, and performance of this Agreement have been duly authorized and approved by the board of directors and shareholders of Seller and Selling Shareholder, and this Agreement constitutes a valid and binding agreement of Seller, enforceable in accordance with its terms.

         6.3 FINANCIAL STATEMENTS. Seller has delivered to Buyer profit and loss statements for the ISPs for the period April 1, 2000 through July 31, 2002 and balance sheets for the ISPs as of July 31, 2002, and will deliver to Buyer financial information for all additional interim periods ending before the Closing Date. The financial information that has been or will be delivered is in accordance with the books and records of Seller and is true, correct, and complete; fairly representing the general condition of the ISPs as of the dates indicated; and were prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior accounting periods. Except as described in this Agreement, since the close of Seller's last fiscal year and the date of this Agreement, there has been no material adverse change in the information provided to Buyer regarding the ISPs.

         6.4 TRANSFER NOT SUBJECT TO ENCUMBRANCES OR THIRD-PARTY APPROVAL. The execution and delivery of this Agreement by Seller and Selling Shareholder, and the consummation of the contemplated transactions, will not result in the creation or imposition of any valid lien, charge, or encumbrance on any of the Assets, and will not require the authorization, consent, or approval of any third party, other than the consent of the lessors or other parties to the leases, contracts and other parties to the agreements identified in Schedule 1.1.3, which consent will be obtained by Seller prior to Closing.

         6.5 COMPLIANCE WITH CODES AND REGULATIONS. Seller and Selling Shareholder have no knowledge that leasehold improvements violate any provisions of any applicable building codes, fire regulations, building restrictions, or other ordinances, orders, or regulations.

         6.6 LITIGATION. Seller and Selling Shareholders have no knowledge of any claim, litigation, proceeding, or investigation pending or threatened against Seller that might result in any material adverse change in the business or condition of the Assets being conveyed under this Agreement. At Closing, Seller will not have any liens or judgments outstanding against it, nor shall any amounts be owed by Seller to any third parties, including but not limited to the Internal Revenue Service, the State of Oregon, Jackson County or Klamath County, which, if not paid, could result in the imposition of liens or judgment against Seller.

         6.7 COMPLIANCE WITH LAWS. To the best of Seller's and Selling Shareholder's knowledge, Seller has at all relevant times conducted the ISPs in compliance with the its articles of incorporation, its bylaws, and all applicable laws and regulations. To the best of Seller's and Selling Shareholder's knowledge, Seller is not in violation of any applicable laws or regulations, is not subject to any outstanding order, writ, injunction, or decree, and has not been charged with, or threatened with a charge of, a violation of any provision of federal, state, or local law or regulation.



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         6.8  EMPLOYMENT MATTERS.

         6.8.1 LABOR MATTERS. Seller is not a party or otherwise subject to any collective bargaining or other agreement governing the wages, hours, or terms of employment of its employees.

         6.8.2 EMPLOYMENT CLAIMS. There are no pending claims and, to Seller's and Selling Shareholder's best knowledge, no threatened claims by or on behalf of any of its employees under any federal, state, or local labor or employment laws or regulations.

         6.8.3 EMPLOYMENT AGREEMENTS. Each of Seller's employees is an "at-will" employee and there are no written employment, commission, or compensation agreements between Seller and its ISP employees.

         6.8.4 COMPENSATION. Schedule 6.8.4 contains a complete and accurate list of all employees of the ISPs, specifying their names and job designations, the total amount paid or payable as compensation to each employee, and the basis of such compensation, whether fixed or commission or a combination thereof, and accrued benefits for such employees as of the date of this Agreement.

         6.8.5 SEVERANCE. Seller has no severance pay plan, policy, practice, or agreement with any of its ISP employees.

         6.9   TANGIBLE ASSETS.

         6.9.1 PERSONAL PROPERTY. Schedule 1.1.1 contains a complete and accurate list of all the tangible personal property owned by Seller with respect to the ISPs ("Tangible Personal Property") based on the last inventory that was performed by Seller. In order to avoid the delay of performing another inventory, the parties agree that the Assets include all of the assets, properties, and rights owned or used by Seller or necessary to maintain and operate the ISPs, whether or not identified on Schedule 1.1.1 and as more fully set forth in Section 1.1.1.

         6.9.2 LEASES. Other than the lease of Bear Creek Storage unit H339, Seller is not a party to any lease of personal or real property with respect to the ISPs other than those leases identified on Schedule
         1.1.3. Seller and Selling Shareholder represent and warrant that all lease payments due under the leases identified on Schedule 1.1.3 have been made through Closing, that Seller is now current in all lease payments and not otherwise in default under the leases, and that lease payments for the month in which Closing is to occur shall be prorated as of the date of Closing, pursuant to Section 5 of this Agreement.




         6.10  TITLE AND CONDITION OF TANGIBLE ASSETS.

         6.10.1 Seller owns, or will own as of Closing, all of the assets and properties described on Schedule 1.1.1 free and clear of all mortgages, pledges, security interests, options, claims, charges, or other encumbrances or restrictions of any kind, and Buyer will acquire good and clear title to all the Assets, free and clear of all mortgages, pledges, security interests, options, claims, charges, or other encumbrances or restrictions of any kind.

         6.10.2 All of the equipment and other assets identified on Schedule
         1.1.1 have been maintained and operated in accordance with prudent industry practices, are in a good state of maintenance and repair, ordinary wear and tear excepted, are adequate for the conduct of Buyer's business.



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         6.11 NONCANCELLABLE CONTRACTS. At Closing there will be no material leases, employment contracts, contracts for services or maintenance, or other similar contracts existing or relating to or connected with the operation of Seller's business which Buyer is obligated to assume, other than those specifically described in Section 1.2 of this Agreement.

         6.12 UNDISCLOSED LIABILITIES. With respect to the ISPs, to the best of Seller's and Selling Shareholder's knowledge, and excluding any accounts payable or liabilities being retained and paid by Seller at or before Closing (or as soon as reasonably practicable thereafter pursuant to any valid supersedure agreement), Seller does not have any liability or obligation (whether absolute, accrued, contingent, or other, and whether due or to become due) that is not accrued, reserved against, or disclosed in the financial statements provided to Buyer, other than liabilities incurred in the ordinary course of business consistent with past practice since the date of the last financial statement or which have otherwise been disclosed to Buyer in writing and which individually or in the aggregate will not have a material adverse effect on the transaction.

         6.13 CANCELLATION AND TERMINATION FEES. Other than the cancellation and termination fees that will be paid by Seller, Seller and Selling Shareholder are not aware of any future or threatened cancellations or terminations of any existing accounts, agreements or contracts with any existing customers, vendors or suppliers.

         6.14 BROKERS AND FINDERS. Seller has employed Dave Marlin, of Marlin Group, Inc., as broker in connection with the transactions contemplated by this Agreement and shall be solely responsible for the payment of any broker's fees or commissions owed to Dave Marlin and/or Marlin Group, Inc. in connection with this transaction.

         6.15 ACCURACY OF REPRESENTATIONS AND WARRANTIES. None of the representations or warranties of Seller and/or Selling Shareholder set forth in this Agreement or in any other written materials provided to Buyer contain or will contain any untrue statement of a material fact or omit or will omit or misstate a material fact necessary in order to make statements in this Agreement not misleading. Seller and Selling Shareholder know of no fact that has resulted, or that in the reasonable judgment of Seller and/or Selling Shareholder will result, in a material change in the business, operations, or Assets of Seller that has not been set forth in this Agreement or otherwise disclosed in writing to Buyer.

SECTION 7.   REPRESENTATIONS OF BUYER

         Buyer represents and warrants as follows:

         7.1 VALID EXISTENCE. Buyer is an LLC duly organized and validly existing under the laws of the state of Oregon. Buyer has all requisite power and authority to enter into this Agreement and perform its obligations hereunder.

         7.2 AUTHORIZATION. The execution, delivery, and performance of this Agreement have been duly authorized and approved by the members of Buyer, and as ratified by their respective signatures on this Agreement, and this Agreement constitutes a valid and binding agreement of Buyer, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, reorganization, insolvency, or similar laws affecting the enforcement of creditors' rights or by the application of general principles of equity.

         7.3 BROKERS AND FINDERS. Buyer has not employed any broker or finder in connection with the transactions contemplated by this Agreement and has taken no action that would give rise to a valid claim against any party for a brokerage commission, finder's fee, or other like payment.

SECTION 8.  COVENANTS OF SELLER AND SELLING SHAREHOLDER




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         8.1 SELLER'S OPERATION OF BUSINESS PRIOR TO CLOSING. Seller and Selling
Shareholder agree that between the date of this Agreement and the Closing Date, Seller will:

         8.1.1 Continue to operate the ISPs in the usual and ordinary course and in substantial conformity with all applicable laws, ordinances, regulations, rules, or orders, and will use its best efforts to preserve the business organization and continued operation of the ISPs with its customers, suppliers, and others having business relations with Seller.

         8.1.2 Not assign, sell, lease, or otherwise transfer or dispose of any of the Assets used in the ISPs, whether now owned or hereafter acquired, except in the normal and ordinary course of business and in connection with its normal operation.

         8.1.3 Maintain all the Assets of the ISPs, other than inventories, in their present condition, reasonable wear and tear and ordinary usage excepted, and maintain the inventories at levels normally maintained.

         8.2 ACCESS TO PREMISES AND INFORMATION. At reasonable times before the Closing Date, Seller will provide Buyer and its representatives with reasonable access during business hours to the assets, titles, contracts, and records of the ISPs and furnish such additional information concerning the ISPs as Buyer from time to time may reasonably request.


         8.3   EMPLOYEE MATTERS.

         8.3.1 Before the Closing Date, Seller will not, without Buyer's prior written consent, enter into any material agreement with any of its ISP employees, increase the rate of compensation or bonus payable to or to become payable to any such employee, or effect any changes in the management, personnel policies, or employee benefits, except in accordance with existing employment practices.

         8.3.2 As of the Closing Date, Seller will terminate all of its ISP employees and will pay each employee all wages, commissions, accrued vacation pay and other benefits, if any, earned up to the time of termination, including overtime pay, and will have paid in full any and all employment taxes relating to such compensation.

         8.4 CONDITIONS AND BEST EFFORTS. Seller and Selling Shareholder will use their best efforts to effectuate the transactions contemplated by this Agreement and to fulfill all the conditions of the obligations of Seller and Selling Shareholder under this Agreement, and will do all acts and things as may be required to carry out their respective obligations under this Agreement and to consummate and complete this Agreement.

SECTION 9.  COVENANTS OF BUYER

         9.1 CONDITIONS AND BEST EFFORTS. Buyer will use its best efforts to effectuate the transactions contemplated by this Agreement and to fulfill all the conditions of Buyer's obligations under this Agreement, and shall do all acts and things as may be required to carry out Buyer's obligations and to consummate this Agreement.

         9.2 CONFIDENTIAL INFORMATION. If for any reason this transaction is not closed, Buyer will not disclose to third parties any confidential information received from Seller or Selling Shareholder in the course of investigating, negotiating, and performing the transactions contemplated by this Agreement.

SECTION 10.  CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS

         The obligation of Buyer to purchase the Assets is subject to the fulfillment, before or at the Closing Date, of each of the following conditions, any one or portion of which may be waived in writing by Buyer:



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         10.1 REPRESENTATIONS, WARRANTIES, AND COVENANTS OF SELLER AND SELLING
SHAREHOLDER. All representations and warranties made in this Agreement by Seller and Selling Shareholder shall be true as of Closing as fully as though such representations and warranties had been made on and as of the Closing Date, and, as of Closing, neither Seller nor Selling Shareholder shall have violated or shall have failed to perform in accordance with any covenant contained in this Agreement.

         10.2 CONSENTS. Seller shall have obtained the consent of all required third parties, including but not limited to any parties to the leases and contracts listed on Schedule 1.1.3.

         10.3 CONDITIONS OF THE ISPS. There shall have been no material adverse change in the ISPs since the date of this Agreement, and before the Closing Date.

         10.4 NO SUITS OR ACTIONS. As of the Closing Date no suit, action, or other proceeding shall have been threatened or instituted to restrain, enjoin, or otherwise prevent the consummation of this Agreement or the contemplated transactions.

         10.5 ACCOUNTS PAYABLE. All of the Accounts Payable identified on
Schedule 1.2, as well as any other accounts payable that may be due and owing as of Closing and which are not being assumed by Buyer pursuant to Section 1.2, shall have been paid in full or a valid supersedure agreement entered into between Seller and the creditor, under which Seller assumes sole responsibility for the payment of such Account Payable as of Closing.

SECTION 11. CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER AND SELLING
SHAREHOLDER

         The obligations of Seller and Selling Shareholder to consummate the transactions contemplated by this Agreement are subject to the fulfillment, before or at the Closing Date, of the following condition, any portion of which may be waived in writing by Seller:

         11.1 REPRESENTATIONS, WARRANTIES, AND COVENANTS OF BUYER. All representations and warranties made in this Agreement by Buyer shall be true as of the Closing Date as fully as though such representations and warranties had been made on and as of the Closing Date, and Buyer shall not have violated or shall not have failed to perform in accordance with any covenant contained in this Agreement.

SECTION 12.  RISK OF LOSS

         The risk of loss, damage, or destruction to any of the Assets to be conveyed to Buyer under this Agreement shall be borne by Seller to the time of Closing Date. In the event of such loss, damage, or destruction, Seller, to the extent reasonable and covered by insurance, shall replace the lost property or repair or cause to repair the damaged property to its condition before the damage. If replacement, repairs, or restorations are not completed before Closing, then the Purchase Price shall be adjusted by an amount agreed upon by Buyer and Seller that will be required to complete the replacement, repair, or restoration following Closing. If Buyer and Seller are unable to agree, then Buyer, at its sole option and notwithstanding any other provision of this Agreement, upon notice to Seller, may rescind this Agreement and declare it to be of no further force and effect, in which event there shall be no closing of this Agreement and all the terms and provisions of this Agreement shall be deemed null and void. If, before Closing, any of the real or personal properties that are the subject of the leases listed on Schedule 1.1.3 are damaged or destroyed, then Buyer may rescind this Agreement in the manner provided above unless arrangements for repair satisfactory to all parties involved are made prior to Closing.




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SECTION 13.   INDEMNIFICATION AND SURVIVAL

         13.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made in this Agreement shall survive the closing of this Agreement, except that any party to whom a representation or warranty has been made in this Agreement shall be deemed to have waived any misrepresentation or breach of representation or warranty of which such party had knowledge before Closing. Any party learning of a misrepresentation or breach of representation or warranty under this Agreement shall immediately give written notice thereof to all other parties to this Agreement.

         13.2   SELLER'S AND SELLING SHAREHOLDER'S INDEMNIFICATION.

         13.2.1 Seller and Selling Shareholder, jointly and severally, hereby agree to indemnify and hold Buyer, its successors, and assigns harmless from and against:

                  (a) Any and all claims, liabilities, and obligations of every kind and description, contingent or otherwise, arising out of or related to the operation of the ISPs prior to the close of business on the day before the Closing Date, except for claims, liabilities, and obligations of Seller expressly assumed by Buyer under this Agreement or paid by insurance maintained by Seller, Selling Shareholder, or Buyer.

                  (b) Any and all damage or deficiency resulting from any material misrepresentation, breach of warranty or covenant, or nonfulfillment of any agreement on the part of Seller and/or Selling Shareholder under this Agreement.

         13.2.2 Seller's and Selling Shareholder's indemnity obligations under
         Section 13.2.1 shall be subject to the following:

                  If any claim is asserted against Buyer that would give rise to a claim by Buyer against Seller and Selling Shareholder for indemnification under the provisions of this paragraph, then Buyer shall promptly give written notice to Seller and Selling Shareholder concerning such claim and Seller and Selling Shareholder shall, at no expense to Buyer, defend the claim.

         13.3     BUYER'S INDEMNIFICATION.

         13.3.1 Buyer agrees to defend, indemnify, and hold harmless Seller and Selling Shareholder from and against:

                  (a) Any and all claims, liabilities, and obligations of every kind and description arising out of or related to the operation of the ISPs following Closing or arising out of Buyer's failure to perform any obligations of Seller expressly assumed by Buyer pursuant to this Agreement.

                  (b) Any and all damage or deficiency resulting from any material misrepresentation, breach of warranty or covenant, or nonfulfillment of any agreement on the part of Buyer under this Agreement.

         13.3.2 Buyer's indemnity obligations under Section 13.3.1 shall be subject to the following:

                  If any claim is asserted against Seller and/or Selling Shareholder that would give rise to a claim by Seller and/or Selling Shareholder against Buyer for indemnification under the provisions of this paragraph, then Seller and/or Selling Shareholder, as the case may be, shall promptly give written notice to Buyer concerning such claim and Buyer shall, at no expense to Seller and/or Selling Shareholder, defend the claim.



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SECTION 14.  CLOSING

         14.1 TIME AND PLACE. This Agreement shall be closed and effective on or before May 15, 2003, or such other time as the parties shall mutually agree.

         14.2 OBLIGATIONS OF SELLER AND SELLING SHAREHOLDER AT CLOSING. At Closing and coincidentally with the performance by Buyer of its obligations described in Section 14.3, Seller and Selling Shareholder shall deliver to Buyer the following:

         14.2.1 Bills of sale, consents, assignments, properly endorsed certificates of title, and other instruments of transfer, in form and substance reasonably satisfactory to counsel for Buyer, necessary to transfer and convey all of the Assets to Buyer.

         14.2.2 The assignment of accounts receivable described in Section 4.2.

         14.2.3 The Noncompetition Agreement described in Section 4.1.

         14.2.4 Possession of the ISP office facilities conveyed pursuant to this Agreement.

         14.2.5 Termination of Assumed Business Name forms for "InfoStructure", "Medford Internet" and "Klamath Falls Internet".

         14.2.6 Such other certificates and documents as may be called for by the provisions of this Agreement.

         14.3 OBLIGATIONS OF BUYER AT CLOSING. At Closing and coincidentally with the performance by Seller and Selling Shareholder of their obligations described in Section 14.2, Buyer shall deliver to Seller the following:

         14.3.1 A cashier's check or certified check in the amount of the Purchase Price, after reduction for the actual value of the prepaid service contracts.

         14.3.2 Such other certificates and documents as may be called for by the provisions of this Agreement.


SECTION 15.  TERMINATION OF AGREEMENT

         15.1 BY MUTUAL CONSENT. This Agreement may be terminated by mutual written consent of Buyer and Seller.

         15.2 BREACH OF REPRESENTATIONS AND WARRANTIES; Failure of Conditions. Buyer may elect by notice to Seller, and Seller may elect by notice to Buyer, to terminate this Agreement if:

         15.2.1 The terminating party shall have discovered a material error, misstatement, or omission in the representations and warranties made in this Agreement by the other party which shall not have been cured by such other party within thirty (30) days after written notice to such other party specifying in detail such asserted error, misstatement, or omission, or by the Closing Date, whichever first occurs.

         15.2.2 All of the conditions precedent of the terminating party's obligations under this Agreement as set forth in either Section 10 or 11, as the case may be, have not occurred and have not been waived by the terminating party on or prior to the Closing Date.

         15.3 CLOSING NOTWITHSTANDING THE RIGHT TO TERMINATE. The party with a right to terminate this Agreement pursuant to Section 15.2.1 or 15.2.2 shall not be bound to exercise such right, and its failure to exercise such right shall not constitute a waiver of any other right it may have under this Agreement, including but not limited to remedies for breach of a representation, warranty, or covenant.

SECTION 16.  MISCELLANEOUS

         16.1 BINDING EFFECT. This Agreement shall be binding on and inure to the benefit of the parties and their heirs, personal representatives, successors, and assigns.

         16.2 NOTICES. Any notice or other communication required or permitted to be given under this Agreement shall be in writing and shall be mailed by certified mail, return receipt requested, postage prepaid, addressed to the parties as follows:

                  Seller:
                  -------
                  Internet Ventures Oregon, Inc.

                  By:

                  CEO

                  Selling Shareholder:
                  IVI Communications, Inc.
                  a Nevada Corporation

                  By:
                  Its:  CEO


                  Buyer:
                  -----
                  Prime Time Ventures LLC
                  P.O. Box 968
                  Medford, OR 97501
                  With a copy to:
                  --------------
                  Thaddeus G. Pauck
                  BROPHY, MILLS, SCHMOR,
                  GERKING & BROPHY, LLP
                  Attorneys at Law
                  P. O. Box 128
                  Medford, OR  97501

Any notice or other communication shall be deemed to be given upon the deposit in the United States mail. The addresses to which notices or other communications shall be mailed may be changed from time to time by giving written notice to the other party as provided in this Section 16.2.

         16.3 ATTORNEYS' FEES. In the event of any dispute regarding this Agreement, the prevailing party shall be entitled to recover all reasonable costs incurred in defending such dispute, including reasonable attorneys' fees, even though suit or action is not filed, and if suit or action is filed, the prevailing party shall be entitled, in addition to costs and disbursements provided by statute, such additional sum as the court may adjudge reasonable as attorneys' fees, in the trial court, on any appeal, and/or in any bankruptcy proceeding.

         16.4 AMENDMENTS. This Agreement may be amended only by an instrument in writing executed by all the parties.

         16.5 HEADINGS. The headings used in this Agreement are solely for convenience of reference, are not part of this Agreement, and are not to be considered in construing or interpreting this Agreement.

         16.6 ENTIRE AGREEMENT. This Agreement (including the exhibits) sets forth the entire understanding of the parties with respect to the subject matter of this Agreement and supersedes any and all prior understandings and agreements, whether written or oral, between the parties with respect to such subject matter.

         16.7 COUNTERPARTS. This Agreement may be executed by the parties in separate counterparts, each of which when executed and delivered shall be an original, but all of which together shall constitute one and the same instrument.

         16.8 WAIVER. A provision of this Agreement may be waived only by a written instrument executed by the party waiving compliance. No waiver of any provision of this Agreement shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. Failure to enforce any provision of this Agreement shall not operate as a waiver of such provision or any other provision.

         16.9 FURTHER ASSURANCES. From time to time, each of the parties shall execute, acknowledge, and deliver any instruments or documents necessary to carry out the purposes of this Agreement.

         16.10 TIME OF ESSENCE. Time is of the essence for each and every provision of this Agreement.

         16.11 NO THIRD-PARTY BENEFICIARIES. Nothing in this Agreement, express or implied, is intended to confer on any person, other than the parties to this Agreement, any right or remedy of any nature whatsoever.

         16.12 EXPENSES. Each party shall bear its own expenses in connection with this Agreement and the transactions contemplated by this Agreement.

         16.13 EXHIBITS AND SCHEDULES. The exhibits and schedules referenced in this Agreement are a part of this Agreement as if fully set forth in this Agreement.

         16.14 GOVERNING LAW; VENUE. This Agreement shall be governed by and construed in accordance with the laws of the State of Oregon. If any suit or action is filed by any party to enforce this Agreement or otherwise with respect to the subject matter of this Agreement, venue shall be in the federal or state courts in Jackson County, Oregon.

         16.15 MATERIAL ADVERSE EFFECT; MATERIAL ADVERSE CHANGE. As used in this Agreement, the term material adverse effect means a material adverse effect on the ISPs, results of operations, financial position, and/or assets, which shall in any event include any adverse effect on the assets of the ISPs in excess of $10,000; and the term material adverse change means any change that has resulted, will result or is likely to result in a material adverse effect.

         16.16 FACSIMILE EXECUTION. Execution of this Agreement may be evidenced by transmission of a facsimile copy of an original signature, and delivery of this Agreement, so executed, shall be binding upon the signing party to the same extent as if the original Agreement had been executed.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

                                   "SELLER"

                                    INTERNET VENTURES OREGON, INC.
                                    an Oregon Corporation


                                    By:      /s/ Nyhl Henson
                                             ---------------------------------
                                             Its Chief Executive Officer

                SIGNATURES CONTINUE ON NEXT PAGE


                              "SELLING SHAREHOLDER"

                              IVI COMMUNICATIONS, INC.
                              a(n) Nevada Corporation

                              By:      /s/  Nyhl Henson
                                       ---------------------------------

                                       Its: CEO
                                       ---------------------------------
                             "BUYER"

                              PRIME TIME VENTURES LLC
                              an Oregon Limited Liability Company

                              By:      /s/  Jeff Rhoden
                                       ---------------------------------
                                       Jeff Rhoden, Member

                              By:      /s/  Scott Hansen
                                       ---------------------------------
                                       Scott Hansen, Member

                              By:      /s/  Chad Cota
                                       ---------------------------------
                                       Chad Cota, Member


     Attached Schedules:      Schedule 1.1.1   Equipment List
                              Schedule 1.1.3   Contracts Assumed
                              Schedule 1.1.8   Telephone and Fax Lines
                              Schedule 1.2     Accounts Payable
                              Schedule 4.1     Noncompetition Agreement
                              Schedule 4.4     Accounts Receivable As of Closing
                              Schedule 6.8.4   Employees

               AGREEMENT FOR SALE AND PURCHASE OF BUSINESS ASSETS
                          DATED _________________, 2003
                                 SCHEDULE 1.1.1
                                 Equipment List

InfoStructure POP Equipment List (2 pages)

Medford Internet POP Equipment List (1 page)

Klamath Falls Internet POP Equipment List (1 page)

Medford Internet  Equipment List (2 pages)

Klamath Falls Equipment List (1 page)

               AGREEMENT FOR SALE AND PURCHASE OF BUSINESS ASSETS
                          DATED _________________, 2003
                                 SCHEDULE 1.1.3
                           Contracts Assumed By Buyer


Lease of InfoStructure business premises at 611 Siskiyou Boulevard, Ste.2, Ashland, Oregon (not attached)

Agreement between Internet Ventures Oregon, Inc. and Rio Communications Incorporated, dated 3/24/03 (attached)

Agreement between Internet Ventures, Inc., dba InfoStructures, and US POPS Universal Telecom, dated 4/9/03 (attached)

               AGREEMENT FOR SALE AND PURCHASE OF BUSINESS ASSETS
                          DATED _________________, 2003
                                 SCHEDULE 1.1.8
                             Telephone and Fax Lines

Phone Number  Use                          Other Notes                           Provider
------------------------------------------------------------------------------------------------
541-773-5000         Medford Published         Forwards to Ashland        Z-Tel on 4/30/03
541-882-0418         Kfalls Published Forwards to Ashland                 Qwest
                                                  fm switch
800-419-4804         Support Toll Free         Forwards to Ashland        Touch America/ECN
800-419-4805         Published Sales/ Forwards to Ashland                 Touch America/ECN
                        Billing Toll-Free
541-488-1962         Published Support         Main Office Line                   Z-Tel
                        Toll-Free
541-488-1696         Ashland Hunt Group        #2 in hunt                         Z-Tel
541-488-7623         Ashland Hunt Group        #3 in hunt                         Z-Tel
541-488-4947         Ashland Hunt Group        #4 in hunt                         Z-Tel
541-482-8324         Ashland Published         #5 in hunt vanity 482-TECH         Z-Tel
                        Support
541-488-8986         Ashland Hunt Group        #6 in hunt                         Z-Tel
541-488-8925         Ashland Hunt Group        #7 in hunt                         Z-Tel
541-488-5172         Ashland Hunt Group        #8 in hunt                         Z-Tel
541-488-5175         Ashland Hunt Group        #9 in hunt                         Z-Tel
541-488-5178         Ashland Hunt Group        #10 in hunt                        Z-Tel
541-488-7599         Ashland Published Not in hunt - fax only    Z-Tel
                        Fax
541-858-7020         Ashland Published         Forwards to Ashland                Qwest
                        Expansion



               AGREEMENT FOR SALE AND PURCHASE OF BUSINESS ASSETS
                          DATED _________________, 2003
                        SCHEDULE 1.2 --- Accounts Payable


                                                                                                 Termination
                                   Current       1 - 30       31 - 60      61 - 90        > 90      Expense       TOTAL Pay
Ashland Daily Tidings               0.00           6.84         6.74         3.71       445.61                     462.90
Ashland Directory                   0.00           6.56         0.00         6.27       418.27                     431.10
Bear Creek Mini Storage             0.00          70.00         0.00         0.00         0.00                      70.00
Cable & Wireless, USA CLOSED        0.00           0.00         0.00         0.00     5,936.45                   5,936.45
City of Ashland                     20,054.45 19,389.14         0.00         0.00         0.00                  39,443.59
Core Digital Services               0.00         300.00         0.00         0.00         0.00                     300.00
CSA                                 0.00           0.00       170.75         0.00         0.00                     170.75
Federal Express                     0.00          20.88         0.00         0.00         0.00                      20.88
Main Street Property Management     0.00           0.00     1,375.00         0.00         0.00                   1,375.001,37
McLeodUSA Long Distance             0.00           0.00         0.00         0.00       634.55                     634.55
Mt Shasta Spring Water              0.00          19.95         0.00         0.00         0.00                      19.95
New Edge Networks                   0.00           0.00         0.00         0.00    41,964.80
                                              41,964.80                          Not needed by buyer
Pacific Power                       0.00         137.26         0.00         0.00         0.00                     137.26
Qwest  503-T21-3377 015-58(K)     154.26         151.78       149.53       147.32     1,002.21                   1,605.10
Qwest  503-T21-8113 935-54(M)       0.00         127.57       125.69       123.83       372.81      1,078.00     1,827.90
Qwest  503-T21-8122 941-54 (M)      0.00           0.00       144.88       142.74       696.62                     984.24
Qwest  503-T31-5915 014-54(K)       0.00           0.00       301.04       147.19       993.20                   1,441.431,44
Qwest  503-T31-8633 932-54 (M)      0.00           0.00       301.04       147.19       993.20                   1,441.43
Qwest  503-T41-0839 944-54 (M)      0.00           0.00       301.04       147.19       993.20                   1,441.43
Qwest  503-T61-3363 084-54(I)       0.00         129.54       127.62       125.74       499.69                     882.59
Qwest  541-245-2651 947-56 (M)      0.00           0.00     4,472.14     4,399.39    21,124.13    13,891.00     43,886.66
Qwest  541-245-4817 900-58 (M)      0.00           0.00       187.14       184.37       890.24                   1,261.75
Qwest  541-552-0587 003-58(I)       0.00         620.03       608.05       598.11     2,883.07                   4,709.26
Qwest  541-773-2222 220-56 (M)      0.00         168.88       165.55       162.91     1,082.00     1,579.34

                                                                                                                  1
                                                                                                                  ,
                                                                                                                  5
                                                                                                                  7
                                                                                                                  9
                                                                                                                  .
                                                                                                                  3
                                                                                                                  4


Qwest  541-773-5000 319-56 (M)      0.00         331.78       325.23       320.03     1,547.80                   2,524.84
Qwest  541-882-0418 867-56(K)       0.00         316.36       312.16       307.47       199.61                   1,135.60
Qwest  541-882-2184 016-58(K)       0.00       2,302.12     2,256.82     2,220.29     8,998.24                  15,777.47
Qwest  541-885-2081 750 -74(K)      0.00       1,084.27     1,061.87     1,043.15     4,069.45                   7,258.74
Qwest  541-D08-7305-305 (M)         0.00         400.44       400.44       400.44     7,335.04       308.00      8,844.36
Qwest  541-D08-7355-355(I)      1,140.52       1,094.60     1,103.44     1,092.99    18,079.83    22,511.31    22,511.31
Qwest  541-D08-7787 787(K)          0.00         445.93       393.18       439.26     7,820.74                   9,099.11
Qwest  541-Z04-0027 592-58(I)       0.00         918.64    10,258.13    10,103.67    61,757.37                  83,037.81
Qwest  541-Z10-0321 517-37(I)       0.00         690.14       679.34       669.52     2,590.86                   4,629.86
Qwest Dex  541-488-1962-00-00 (I)1,166.90      1,163.14     1,128.10     1,128.10    (1,769.87)                  2,816.37
Qwest Dex  541-773-5000-00-00 (M)   0.00          76.30        75.82        71.50       376.84                     600.46
Qwest Dex  541-882-0418 (K)         0.00          14.95        14.95        14.95        14.95                      59.80
Rave Financial Services, Inc.       0.00       1,470.47         0.00         0.00       826.16                   2,296.63



Staples                             0.00           7.08        62.88        12.29       315.17                     397.42
Telia Internet, Inc. CLOSED         0.00           0.00         0.00         0.00     4,774.24                   4,774.24
Touch America (I) 54592092 0.00     0.00           0.00         0.00       193.78       193.78                     193.78
Yellow Book, KFalls                 0.00           0.00        68.09         0.00     2,242.17                   2,310.26
Yellow Book, Medford                0.00           0.00         0.00         0.00     2,526.46                   2,526.46
                                    --------------------------------------------------------------------------------------
                               22,516.13      31,464.65    26,576.66    24,159.62    202,828.89   15,277.00    322,822.95

               AGREEMENT FOR SALE AND PURCHASE OF BUSINESS ASSETS
                          DATED _________________, 2003
                                  SCHEDULE 4.1
                        Form of Noncompetition Agreement


         Noncompetition Agreement (4 pages)








                            NONCOMPETITION AGREEMENT

DATE:             __________________, 2003

PARTIES:          PRIME TIME VENTURES LLC   ("Buyer")
                  an Oregon Limited Liability Company

                  -----------------------------------

                  -----------------------------------

                  IVI COMMUNICATIONS, INC.             ("Selling Shareholder")
                  an                Corporation
                    ----------------

                  -----------------------------------

                  -----------------------------------

AND:              INTERNET VENTURES OREGON, INC.     ("Seller")
                  an Oregon Corporation

                  ----------------------------------

                  ----------------------------------
RECITALS:

         A. Pursuant to an Agreement for Sale and Purchase of Business Assets dated __________, 2003 and executed contemporaneously herewith, Seller has agreed to sell to Buyer and Buyer has agreed to purchase from Seller substantially all of the assets used in Seller's ISP businesses known as "InfoStructure" in Ashland, Oregon, "Medford Internet" in Medford, Oregon and "Klamath Falls Internet" in Klamath Falls, Oregon (hereinafter referred to collectively as "the ISPs").

         B. As a condition to closing the sale, Seller, Selling Shareholder and Buyer are obligated to enter into this Noncompetition Agreements.

AGREEMENT:

Section 1.        NONCOMPETITION COVENANT.

         Seller and Selling Shareholder, jointly and severally, hereby covenant and agree, for the benefit of Buyer, that for a period of two (2) years from this date, Seller and Selling Shareholder will not, directly or indirectly, and within Jackson, Josephine, Klamath, Douglas, Lane, Deschutes, Marion and

   AGREEMENT FOR SALE AND PURCHASE OF BUSINESS ASSETS


         (1) Engage in, enter into, participate in, or own any interest in the business of any person, firm, corporation, or other business organization providing internet services of any type or nature or any other services or products similar in nature to the services and products provided by Buyer or which competes with a business being conducted by Buyer.

         (2) Solicit any business whatsoever from any customer of Buyer, induce or cause any customer of Buyer to cease purchasing any service or product from Buyer or to terminate or change such customer's business relationship with Buyer in any manner, or induce or cause any supplier of Buyer to cease providing or selling any service or product to Buyer or to terminate or change such supplier's business relationship with Buyer in any manner.

         (3) Induce or solicit any person who is employed by Buyer, or has been employed by Buyer at any time during the one-year period preceding such inducement or solicitation, to leave such person's employment or other position with Buyer or to accept any other employment or position or otherwise assist any person or enterprise in hiring or otherwise engaging such person.

Section 2.        INDIRECT ACTIVITIES.

         Seller and/or Selling Shareholder shall be deemed to be indirectly engaged in a business covered by Section 1(1) of this Agreement if Seller and/or Selling Shareholder (a) owns an interest in or participates in the management, operation, or control of any enterprise that is engaged in a business covered by
Section 1(1) of this Agreement, or (b) provides any services for any enterprise that is engaged in a business covered by Section 1(1) of this Agreement. For purposes of this Agreement, the term enterprise includes a sole proprietorship, partnership, limited liability company, corporation, trust, association, or other form of entity or association.

Section 3.        REASONABLENESS OF RESTRICTIONS.

         Seller and Selling Shareholder acknowledge that the covenants set forth in this Agreement do not impose unreasonable restrictions or work a hardship on Seller and/or Selling Shareholder, are necessary and fundamental to the protection of the business conducted by Buyer, and are reasonable as to scope, duration, and territory.

Section 4.        CONSIDERATION FOR COVENANT

         In consideration of Seller's and Selling Shareholder's covenant set forth in Section 1, Buyer agrees to pay to Seller a total sum of __________ and 00/100 DOLLARS ($__________), which sum is included as part of the purchase price under the Agreement for Sale and Purchase of Business
Assets, dated _________________, 2003.



Section 5.        ENFORCEMENT

         It is recognized that damage in the event of breach of the covenants of Seller and/or Selling Shareholder would be difficult if not impossible to ascertain. It is therefore agreed that Buyer, in addition to and without limiting any other remedy or right that Buyer may at law or in equity, shall be entitled to a restraining order, temporary and permanent injunctive relief, specific performance, or other appropriate equitable relief, without showing or proving that any actual damage has been sustained by Buyer. The period of time during which Seller and Selling Shareholder are prohibited from engaging in any activities pursuant to the terms of this Agreement shall be extended by the length of time during which Seller and/or Selling Shareholder are in breach of the terms of this Agreement.

Section 6.        LITIGATION

         In the event of any dispute regarding this Agreement, the prevailing party shall be entitled to recover all reasonable costs incurred in defending such dispute, including reasonable attorneys' fees, even though suit or action is not filed, and if suit or action is filed, the prevailing party shall be entitled, in addition to costs and disbursements provided by statute, such additional sum as the court may adjudge reasonable as attorneys' fees, in the trial court, on any appeal, and/or in any bankruptcy proceeding.

Section 7.        SEVERABILITY

         If any provision of this Agreement is deemed to be illegal or otherwise void, invalid, or unenforceable, the provision shall be disregarded and the remainder of this Agreement without that provision shall not be affected and shall remain in full force and effect.

Section 8.        GOVERNING LAW

         This Agreement shall be construed and enforced in accordance with and under the laws of the State of Oregon.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

                                  SELLER

                                  INTERNET VENTURES OREGON, INC.
                                  an Oregon Corporation

                                  /s/ Nyhl Henson
                                  ------------------------------------
                                  By: Nyhl Henson, President

                                  "SELLING SHAREHOLDER"

                                  IVI COMMUNICATIONS, INC.
                                  a Nevada corporation

                                  /s/ Nyhl Henson
                                  ------------------------------------
                                  By: Nyhl Henson, President

                                  "BUYER"

                                  PRIME TIME VENTURES LLC
                                  an Oregon Limited Liability Company

                                  /s/ Jeff Rhoden
                                  ------------------------------------
                                  Jeff Rhoden, Member

                                  /s/ Scott Hansen
                                  ------------------------------------
                                  Scott Hansen, Member

                                  /s/ Chad Cota
                                  -------------------------------------
                                  Chad Cota, Member

               AGREEMENT FOR SALE AND PURCHASE OF BUSINESS ASSETS
                          DATED _________________, 2003
                                  SCHEDULE 4.4
                        Accounts Receivable As of 4/25/03

                  Total          Current         1-30             31-60             61-90          >90
                  ------------------------------------------------------------------------------------
Open              $3,099.42      $1,123.57       $1,021.59        $91.89            $79.88         $782.49
Suspended         $2,267.66      $135.01         $1,971.50        $109.47           $51.63         $0.05
Closed   $870.75  $57.13         $22.28          $516.69          $226.08           $48.57
Collections       $462.14        $0.00           $5.09            $25.20            $83.72         $348.13
                  ----------------------------------------------------------------------------------------
                  $6,699.97      $1,315.71       $3,020.46        $743.25           $441.31        $1,179.24

               AGREEMENT FOR SALE AND PURCHASE OF BUSINESS ASSETS
                          DATED _________________, 2003

                                  SCHEDULE 6.84
                                  Employee List

Name                                Position

Ryan Mallory                        Regional Ops Mgr
John Fox                            Systems Admin
Chris Harris                        Assist Support Mgr
John Dowd                           Assist Support Mgr
Ryan Drake                          Support Tech
Levi Doty                           Support Tech
Michael Williams                    Support Tech
Jaime Drake                         Billing & Sales Rep
Mark Gemmill                        Billing & Sales Rep
<